Exhibit 99.2

Morphic Therapeutic Announces Pricing of $240.0 Million Public Offering

WALTHAM, Mass., May 3, 2023 (GLOBE NEWSWIRE) – Morphic Holding, Inc. (Nasdaq: MORF), a biopharmaceutical company developing a portfolio of oral integrin therapies for the treatment of serious chronic diseases, today announced the pricing of an underwritten public offering of 5,333,334 shares of its common stock at a price to the public of $45.00 per share. The gross proceeds from this offering are expected to be approximately $240.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by Morphic, and assuming no exercise of the underwriters’ option to purchase additional shares. The offering is expected to close on or about May 5, 2023, subject to the satisfaction of customary closing conditions. All of the shares of common stock are being offered by Morphic. Morphic has also granted the underwriters a 30-day option to purchase up to an additional 800,000 shares of common stock in connection with the public offering.

Jefferies, Cowen, BMO Capital Markets, RBC Capital Markets and Wells Fargo Securities are acting as joint bookrunners for the offering.

Morphic intends to use the net proceeds from the proposed offering, together with its existing cash, cash equivalents and marketable securities, to fund research, clinical trial and process development and manufacturing of Morphic’s product candidates, including MORF-057 and other programs generated from Morphic’s MInT Platform, working capital, capital expenditures and other general corporate purposes.

The shares are being offered by Morphic pursuant to a registration statement on Form S-3ASR previously filed with the Securities and Exchange Commission (the “SEC”), which became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering, and when available, the final prospectus supplement, may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or BMO Capital Markets Corp. at 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com; or RBC Capital Markets, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com; or Wells Fargo Securities, LLC, Attention Equity Syndicate Department, 500 West 33rd Street, New York, NY 10001, by telephone at (833) 690-2713, or by email at cmclientsupport@wellsfargo.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Morphic, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a portfolio of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis, and cancer. Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the expected net proceeds of the offering, the anticipated use of proceeds of the offering and the timing and closing of the offering. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause Morphic’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties disclosed in this press release and other risks set forth in Morphic’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the SEC on April 25, 2023. Forward-looking statements in this press release speak only as of the date hereof, and Morphic specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Morphic Therapeutic
Chris Erdman
chris.erdman@morphictx.com
617.686.1718